Exhibit A
                             CSW International, Inc.
                         Investments in Project Parents
                     For the Quarter Ended December 31, 1999
                                   (thousands)

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

                                                 Project                    Wholly Owned
            Facility                              Parent                    Subsidiary Of              Description      Investment
---------------------------------         -----------------------     -------------------------    -------------------- -----------

Energia Internacional de CSW de S.A.      CSW International, Inc.     Central and South West Corp  Return of Principle      $ (963)
   de C.V.
Empresa de Electricidade Vale de          CSW Vale, LLC               CSW International, Inc.      Amortization of             (75)
   Paranapanema S.A.                                                     (Cayman)                     Development Costs

South Coast Power Limited                 CSWI Europe                 CSW International, Inc.      Investment/Develop-        (169)
                                                                                                      ment Costs
STI Power India Ltd.                      Tenaska CSW International   CSW International Energy     Development Costs          (375)
                                             Ltd.                        Development Ltd.

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